Priority Technology Holdings, Inc. Announces Second Quarter 2021 Financial Results

Strong Second Quarter Financial Performance and Increased Full Year Guidance

Capital Refinancing Strengthened the Balance Sheet, Increased Liquidity and Reduced Leverage

Pending Acquisition of Finxera Expected to Close in Third Quarter 2021
ALPHARETTA, Ga., Aug. 9, 2021 /PRNewswire/ -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), a leading payments technology company helping customers collect, store and send money, today announced its second quarter 2021 financial results.
Highlights of Consolidated Results
Second Quarter 2021, Compared with Second Quarter 2020
The second quarter 2020 includes results of the RentPayment business sold to MRI Software in September 2020.  Financial highlights of second quarter 2021 compared with second quarter 2020, are as follows (gross profit, gross profit margin, and adjusted EBITDA are non-GAAP measures1):
•Revenue of $125.0 million increased 35.4% from $92.4 million.
•Gross profit of $35.2 million increased 17.4% from $30.0 million.
•Gross profit margin of 28.1% decreased from 32.4%.
•Income from operations of $7.4 million increased 83.7% from $4.0 million, including non-recurring expenses of $1.8 million and $1.4 million in second quarter 2021 and 2020, respectively.
•Loss before income taxes of $8.0 million includes $8.3 million of debt extinguishment and modification costs, and compares with a loss before income taxes of $7.4 million in second quarter 2020.
•Diluted loss per share of $0.35, which includes the impact of $8.3 million of debt extinguishment and modification costs and a $10.8 million non-controlling interest preferred unit redemption in second quarter 2021, compares with a diluted loss per share of $0.12 in second quarter 2020.
•Adjusted EBITDA of $21.0 million increased 26.1% from $16.7 million.
•Total net leverage ratio of 3.43x at June 30, 2021 decreased from 5.44x at March 31, 20211.
The second quarter 2021 results compared with second quarter 2020 results, excluding the RentPayment business sold in September 2020 and non-recurring expenses from both quarters2,3, are as follows:
•Revenue of $125.0 million increased 42.1% from $88.0 million.
•Gross profit of $35.2 million increased 35.0% from $26.1 million.
•Gross profit margin of 28.1% decreased from 29.6%.
•Income from operations of $9.2 million increased 161.3% from $3.5 million.
•Adjusted EBITDA of $21.0 million increased 54.9% from $13.6 million.
"Our strong second quarter results reinforce the power of our payments platform and relentless focus on execution," said Tom Priore, Chairman and Chief Executive Officer of Priority. "As we advance the full integration of Finxera's virtual banking capabilities in the coming quarter, we are poised to achieve our mission to be the premier partner for merchants and ISVs to collect, store, and send money."

The Company announced during first quarter 2021 that it entered into an agreement to acquire Finxera Holdings, Inc. ("Finxera"). That acquisition is expected to close in third quarter 2021. In second quarter 2021, Finxera generated revenue of $16.6 million, gross profit of $15.5 million, and Adjusted EBITDA of $11.1 million. On a pro forma basis4, including second quarter and first half results of Finxera, together with pro forma adjustments for June 2021 and April 2021 tuck-in reseller acquisitions, second quarter and first half 2021 financial results (excluding revenue and cost synergies) are as follows:
•Revenue of $142.9 million in second quarter 2021, and $275.1 million in first half 2021.
•Gross profit of $51.7 million in second quarter 2021, and $104.6 million in first half 2021.
•Gross profit margin of 36.2% in second quarter 2021, and 38.0% million in first half 2021.
•Adjusted EBITDA of $32.8 million in second quarter 2021, and $67.9 million in first half 2021.
(1) See "Non-GAAP Financial Measures" and the reconciliations of Gross Profit, Gross Profit Margin, and Adjusted EBITDA to their most comparable GAAP measures, and the calculation of Total Net Leverage Ratio as of June 30, 2021 provided below for additional information.
(2) See "Results With and Without RentPayment" for a summary of the results for the three months ended June 30, 2020, excluding the actual results of the RentPayment business sold in September 2020.
(3) See "Non-GAAP Financial Measures" for the details of non-recurring expenses for the three months ended June 30, 2021 and 2020.
(4) See "Pro Forma Results" for a presentation of second quarter and first half 2021 results including the actual second quarter and first half 2021 results of Finxera and the April 2021 and June 2021 tuck-in acquisitions.
Revised Full Year 2021 Financial Guidance
The Company outperformed its plan for revenue and adjusted EBITDA in the six months ended June 30, 2021.  As a result of stronger than expected organic growth and the impact of the second quarter 2021 tuck-in acquisitions, the Company has updated its outlook for full year 2021, before any further increases related to the anticipated acquisition of Finxera, as follows:
•Revenue is forecast to range between $480 to $500 million, a growth of 22% to 28% above 2020 revenue of $392.3 million, excluding RentPayment.
•Adjusted EBITDA (a non-GAAP measure) is forecast to range between $82 to $86 million, a growth of 32% to 39% above 2020 adjusted EBITDA of $62.1 million, excluding RentPayment.
Conference Call
Priority's leadership will host a conference call on Monday, August 9, 2021 at 11:00 a.m. EDT to discuss its second quarter financial results and business developments. Participants can access the call by Phone: US/Canada: (877) 501-3161 or International: (786) 815-8443.
Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/kwi9t7p3 and will also be posted in the "Investor Relations" section of the Company's website at www.PRTH.com.
An audio replay of the call will be available shortly after the conference call until August 12, 2021 at 1:30 pm Eastern Time. To listen to the audio replay, dial (855) 859-2056 or (404) 537-3406 and enter conference ID number 1214468. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at www.PRTH.com.
Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.
Gross Profit and Gross Profit Margin
The Company's non-GAAP gross profit metric represents revenues less costs of services. Gross profit margin is gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of gross profit to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended June 30,
	2021	2020
Revenues	$125,014	$92,356
Costs of Services	89,831	62,398
Gross Profit	$35,183	$29,958

Gross Profit Margin	28.1%	32.4%

EBITDA, Adjusted EBITDA and Consolidated Adjusted EBITDA
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements.  Consolidated adjusted EBITDA, which is a liquidity measure used in determining our total net leverage ratio, is adjusted EBITDA further adjusted for items specified in the definition of consolidated adjusted EBITDA within our debt agreements, which include the pro-forma impact of acquisitions and dispositions and other specified adjustments. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.
We review the non-GAAP consolidated adjusted EBITDA to evaluate compliance with our total net leverage ratio at each measurement period.  The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

		(in thousands)
		Three Months Ended June 30,
	2021	2020
Net loss (GAAP)	$(9,477)	$(7,858)
Interest expense	7,285	11,668
Income tax expense	1,490	415
Depreciation and amortization	10,723	10,363
EBITDA (Non-GAAP)	10,021	14,588
Non-cash stock-based compensation	856	688
Selling, general and administrative	1,834	1,385
Debt extinguishment and modification costs	8,322	—
Other non-operating expense	(17)	—
Adjusted EBITDA (Non-GAAP)	$21,016	$16,661
Reconciliation of Adjusted EBITDA to Consolidated Adjusted EBITDA for the last twelve months ended June 30, 2021 and the calculation of the Total Net Leverage Ratio at June 30, 2021 are provided below:

Adjusted EBITDA (Non-GAAP)	$76,885
Allowable Board fee add-back	1,723
Other adjustments	(145)
Pro-formal impact of acquisitions	16,900
RentPayment adjusted EBITDA	(2,459)
Consolidated Adjusted EBITDA (Non-GAAP)	$92,904

Consolidated Total Debt at June 30, 2021:
Current portion of long-term debt	$3,000
Long-term debt, net of current portion	318,187
Unamortized discounts and costs	8,813
330,000
Less unrestricted cash	(11,111)
Consolidated Net Debt	$318,889

Total Net Leverage Ratio	3.43x
Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

	Three Months Ended June 30,
(in thousands)	2021	2020	Segment

Selling, general and administrative expense:
Litigation settlement costs	$—	$100	Integrated Partners
Litigation settlement recoveries	—	(23)	Consumer
Certain legal fees and expenses	1,587	348	Corporate
Professional, accounting and consulting fees	237	121	Corporate
Acquisition transition services	—	839	Integrated Partners
Acquisition transition services	10	—	Consumer
	$1,834	$1,385

Salary and employee benefit expense:
Non-cash stock-based compensation	$146	$114	Consumer
Non-cash stock-based compensation	32	31	Commercial
Non-cash stock-based compensation	678	543	Corporate
	$856	$688

Other expenses, net:
Debt extinguishment and modification costs	8,322	$—
Other non-operating expense	(17)	—
	$8,305	$—
Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.
Pro-Forma Results

On a pro forma basis, including second quarter results of Finxera, together with the June 2021 tuck-in reseller acquisition, second quarter 2021 financial results (excluding revenue and cost synergies) are as follows:

	(in thousands)
	Three Months Ended June 30, 2021 (a)
	Priority	Finxera	Tuck-in Acquisition	Pro Forma
Revenues	$125,014	$16,585	$1,309	$142,908

Gross Profit	$35,183	$15,533	$1,030	$51,746
Gross Profit Margin	28.1%	93.7%	78.7%	36.2%

Adjusted EBITDA	$21,016	$11,123	$672	$32,811

(a) Actual second quarter 2021 results of Priority, Finxera and the June 2021 tuck-in reseller acquisition.

On a pro forma basis, including first half results of Finxera, together with the April 2021 and June 2021 tuck-in reseller acquisitions, first half 2021 financial results (excluding revenue and cost synergies) are as follows:

	(in thousands)
	Six Months Ended June 30, 2021 (a)
	Priority	Finxera	Tuck-in Acquisitions	Pro Forma
Revenues	$238,311	$33,353	$3,479	$275,143

Gross Profit	$66,617	$31,180	$6,822	$104,619
Gross Profit Margin	28.0%	93.5%	196.1%	38.0%

Adjusted EBITDA	$39,017	$22,817	$6,100	$67,934

(a) Actual first half 2021 results of Priority, Finxera and the April 2021 and June 2021 tuck-in reseller acquisitions.
About Priority Technology Holdings, Inc.
Priority is a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, offering unique product and service capabilities to its merchant network and distribution partners. Priority's enterprise operates from a purpose-built business platform that includes tailored customer service offerings and bespoke technology development, allowing the Company to provide end-to-end solutions for payment and payment-adjacent opportunities. Additional information can be found at www.PRTH.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, expected timing of the closing of Priority Technology Holdings, Inc.'s ("Priority", "we", "our", or "us") merger with Finxera Holdings, Inc. ("Finxera") and our 2021 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements.   These forward-looking statements may include, but are not limited to, statements about the effects of the COVID-19 pandemic on our revenues and financial operating results.  Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 31, 2021. These filings are available online at www.sec.gov or www.PRTH.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Statements of Operations
Unaudited

(in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
REVENUES	$125,014	$92,356	$238,311	$189,289

OPERATING EXPENSES:
Costs of services	89,831	62,398	171,694	128,762
Salary and employee benefits	10,351	9,556	19,899	19,685
Depreciation and amortization	10,723	10,363	19,793	20,635
Selling, general and administrative	6,704	6,008	14,993	12,617
Total operating expenses	117,609	88,325	226,379	181,699

Income from operations	7,405	4,031	11,932	7,590

OTHER EXPENSES:
Interest expense	(7,285)	(11,668)	(16,453)	(21,983)
Debt extinguishment and modification costs	(8,322)	—	(8,322)	(376)
Other income (expenses), net	215	194	(54)	224
Total other expenses, net	(15,392)	(11,474)	(24,829)	(22,135)

Loss before income taxes	(7,987)	(7,443)	(12,897)	(14,545)

Income tax expense (benefit)	1,490	415	(741)	(818)
Net loss	(9,477)	(7,858)	(12,156)	(13,727)
Dividends attributable to senior preferred stockholders	(3,911)	—	(3,911)	—
Non-controlling interest preferred unit redemptions	(10,777)	—	(10,777)	—
Net loss attributable to common stockholders of PRTH	$(24,165)	$(7,858)	$(26,844)	$(13,727)

Loss per common share:
Basic and diluted	$(0.35)	$(0.12)	$(0.39)	$(0.2)

Weighted-average common shares outstanding:
Basic and diluted	69,496	67,114	68,525	67,088

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Balance Sheets

(in thousands)	Unaudited
	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$11,111	$9,241
Restricted cash	18,232	78,879
Accounts receivable, net of allowance	50,596	41,321
Prepaid expenses and other current assets	5,443	3,500
Current portion of notes receivable, net of allowance	230	2,190
Settlement assets	722	753
Total current assets	86,334	135,884

Notes receivable, less current portion	3,915	5,527
Property, equipment, and software, net	24,245	22,875
Goodwill	124,078	106,832
Intangible assets, net	145,836	98,057
Deferred income taxes, net	47,578	46,697
Other non-current assets	10,890	1,957
Total assets	$442,876	$417,829

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$37,420	$29,821
Accrued residual commissions	28,201	23,824
Customer deposits and advance payments	4,269	2,883
Current portion of long-term debt	3,000	19,442
Settlement obligations	11,278	72,878
Total current liabilities	84,168	148,848

Long-term debt, net of current portion, discounts and debt issuance costs	318,187	357,873
Other non-current liabilities	8,333	9,672
Total long-term liabilities	326,520	367,545

Total liabilities	410,688	516,393

Senior preferred stock	133,762	—

Stockholders' deficit:
Preferred stock	—	—
Common stock	70	68
Additional paid-in capital	14,913	5,769
Treasury stock, at cost	(2,388)	(2,388)
Accumulated deficit	(114,169)	(102,013)
Total stockholders' deficit	(101,574)	(98,564)

Total liabilities, senior preferred stock and stockholders' deficit	$442,876	$417,829

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
Unaudited

(in thousands)	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(12,156)	$(13,727)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of assets	19,793	20,635
Equity-classified and liability-classified stock-based compensation	1,414	1,026
Amortization of debt issuance costs and discounts	1,158	1,116
Write off of deferred loan costs and discount	3,006	—
Deferred income tax benefit	(3,446)	(3,569)
Change in allowance for deferred tax assets	2,565	2,642
Payment-in-kind interest	2,512	3,415
Other non-cash items, net	(39)	206
Change in operating assets and liabilities:
Accounts receivable	(9,115)	974
Settlement assets and obligations, net	(61,570)	1,584
Prepaid expenses and other current assets	(1,626)	851
Notes receivable	198	(888)
Accounts payable and other accrued liabilities	10,490	(1,845)
Customer deposits and advance payments	1,385	(2,046)
Other assets and liabilities, net	307	(552)
Net cash (used in) provided by operating activities	(45,124)	9,822

Cash flows from investing activities:
Acquisition of business	(34,507)	—
Additions to property, equipment, and software	(5,222)	(4,249)
Acquisitions of intangible assets	(43,353)	(3,286)
Net cash used in investing activities	(83,082)	(7,535)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issue discount	293,619	—
Debt issuance and modification costs paid	(7,597)	(2,749)
Repayments of long-term debt	(384,552)	(2,003)
Borrowings under revolving credit facility	30,000	7,000
Repayments under revolving credit facility	—	(4,000)
Proceeds from issuance of senior preferred equity	150,000	—
Senior preferred equity issuance fees and costs	(10,472)	—
Dividends paid to senior preferred stockholders	(1,575)	—
Redemptions of non-controlling interests of subsidiary	(815)	—
Proceeds from exercise of stock options	821	—
Net cash provided by (used in) financing activities	69,429	(1,752)

Net change in cash and restricted cash:
Net (decrease) increase in cash and restricted cash	(58,777)	535
Cash and restricted cash at beginning of period	88,120	50,465
Cash and restricted cash at end of period	$29,343	$51,000

PRIORITY TECHNOLOGY HOLDINGS, INC.
Reportable Segments' Results
Unaudited
(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Consumer Payments:
Revenue	$119,625	$81,707	$228,018	$167,738
Operating expenses	105,177	74,437	200,207	153,316
Income from operations	$14,448	$7,270	$27,811	$14,422
Operating margin	12.1%	8.9%	12.2%	8.6%
Depreciation and amortization	$10,297	$8,657	$18,876	$17,240

Key indicators:
Merchant bankcard processing dollar value	$13,875,957	$9,010,908	$25,747,896	$19,397,656
Merchant bankcard transaction volume	150,598	92,842	278,086	212,273

Commercial Payments:
Revenue	$4,041	$5,654	$7,541	$12,022
Operating expenses	4,020	5,179	7,929	10,783
Income (loss) from operations	$21	$475	$(388)	$1,239
Operating margin	0.5%	8.4%	(5.1)%	10.3%
Depreciation and amortization	$73	$78	$147	$154

Key indicators:
Merchant bankcard processing dollar value	$75,070	$64,247	$138,518	$136,925
Merchant bankcard transaction volume	47	21	86	46

Integrated Partners:
Revenue	$1,348	$4,995	$2,752	$9,529
Operating expenses	1,183	4,150	2,495	8,316
Income from operations	$165	$845	$257	$1,213
Operating margin	12.2%	16.9%	9.3%	12.7%
Depreciation and amortization	$76	$1,334	$205	$2,645

Key indicators:
Merchant bankcard processing dollar value	$13,051	$122,089	$24,424	$246,607
Merchant bankcard transaction volume	136	388	231	836

Income from operations of reportable segments	$14,634	$8,590	$27,680	$16,874
Less: Corporate expense	(7,229)	(4,559)	(15,748)	(9,284)
Consolidated income from operations	$7,405	$4,031	$11,932	$7,590
Corporate depreciation and amortization	$277	$294	$565	$596

Key indicators:
Merchant bankcard processing dollar value	$13,964,078	$9,197,244	$25,910,838	$19,781,188
Merchant bankcard transaction volume	150,781	93,251	278,403	213,155

PRIORITY TECHNOLOGY HOLDINGS, INC.
Results With and Without RentPayment
Unaudited
	(in thousands)
	Second Quarter 2020			Six Months Ended June 30, 2020
	Consolidated	RentPayment	Excl RentPayment	Consolidated	RentPayment	Excl RentPayment

Revenues	$92,356	$4,391	$87,965	$189,289	$8,235	$181,054

Operating Expenses:
Costs of services	62,398	498	61,900	128,762	872	127,890
Salary and employee benefits	9,556	507	9,049	19,685	1,046	18,639
Depreciation and amortization	10,363	1,214	9,149	20,635	2,430	18,205
Selling, general and administrative	6,008	1,231	4,777	12,617	2,390	10,227
Total operating expenses	88,325	3,450	84,875	181,699	6,738	174,961

Income from operations	$4,031	$941	$3,090	$7,590	$1,497	$6,093

Depreciation and amortization	10,363	1,214	9,149	20,635	2,430	18,205
Other income, net	194	—	194	435	—	435
Non-cash stock-based compensation	688	—	688	1,026	—	1,026
Legal and professional fees	469	—	469	965	—	965
Legal settlements	77	100	(23)	79	100	(21)
Acquisition integration services	839	839	—	1,735	1,735	—
Adjusted EBITDA	$16,661	$3,094	$13,567	$32,465	$5,762	$26,703

CONTACT: Investor and Media Inquiries: Dave Faupel, dave.faupel@prth.com